Exhibit 2.2

EXECUTION VERSION

AMENDMENT NO 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of December 8, 2015, amends the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 16, 2015, by and among IDI, Inc. (“Parent”), Fluent Acquisition I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Fluent Acquisition II, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Co”), Fluent, Inc., a Delaware corporation (the “Company”), the sellers set forth on the signature pages thereto (each, a “Seller” and collectively, the “Sellers”), and Ryan Schulke, as the Representative of each Seller as set forth therein (the “Representative”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, the parties desire to amend the Merger Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. The Merger Agreement is hereby amended as follows:

1.1 Section 1.7(c). Conversion of Company Common Stock; Merger Consideration to Sellers and SAR Plan Participants. Section 1.7(c)(x) of the Merger Agreement is hereby amended by deleting the term “Success Fee Payment Amount” therein and replacing it with “Success Fee Cash Payment Amount”.

1.2 Section 1.7(c). Conversion of Company Common Stock; Merger Consideration to Sellers and SAR Plan Participants. The period at the end of Section 1.7(c)(xiii) of the Merger Agreement is hereby deleted and replaced with “; minus” and Section 1.7(c)(xiv) of the Merger Agreement is hereby added to read in its entirety as follows:

“the aggregate number of shares of Series B Preferred Stock set forth opposite the names of the Success Fee Stock Recipients on Exhibit B hereto.”

1.3 Section 1.7(c). Conversion of Company Common Stock; Merger Consideration to Sellers and SAR Plan Participants. The last paragraph of Section 1.7(c) of the Merger Agreement is hereby amended by deleting “Seller” in the third sentence thereof and replacing it with “Seller and each Success Fee Stock Recipient”.

1.4 Section 1.7(e). Delivery of Success Fee Payment Amount. Section 1.7(e) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Delivery of Success Fee Payment Amount. The Success Fees payable pursuant to the Success Fee Arrangements (the aggregate amount of such fees, the “Success Fee Payment Amount”), shall be payable in accordance with Section 2.3(c) and Section 2.3(j)(i) in the form and in the amounts set forth on Exhibit C-2 and in accordance with the terms, conditions and limitations, set forth in each Success Fee Arrangement. Notwithstanding anything to the contrary set forth herein, the Representative may amend Exhibit C-2 hereto on or prior to the Effective Date to reflect the actual form and amounts payable pursuant to the Success Fee Arrangements to the extent based on the actual Purchase Price and any amendment to the Success Fee Arrangement, and such amended Exhibit C-2 shall supersede Exhibit C-2 as attached hereto on the date hereof for all purposes hereof, including determining whether any representations and warranties with respect thereto are true and correct as of any date.”

1.5 Section 2.3. Parent and Merger Sub Closing Actions and Deliverables. Section 2.3(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(a) pay to the Representative, for the benefit of the Sellers and for further distribution to the Sellers in accordance with the Representative’s Agreement, an amount in cash, payable by wire transfer of immediately available funds to the account(s) specified in writing by the Representative, equal to the excess of (i) the Cash Consideration over (ii) the Purchase Price Advance; provided, that the Parent may reduce the aggregate Cash Consideration by the total amount of the outstanding Affiliated Obligations set forth on Schedule 2.3(a), and, with respect to the Affiliated Obligations of any Sellers set forth on Schedule 2.3(a), the Representative may thereby reduce such Seller’s Pro Rata Share of the Cash Consideration payable to such Seller under the Representative’s Agreement, by the amount set forth opposite such Seller’s name on Schedule 2.3(a);”

1.6 Section 2.3(c). Parent and Merger Sub Closing Actions and Deliverables. Section 2.3(c) of the Merger Agreement is hereby amended by deleting “Success Fee Payment Amount” in each place in which it appears in Section 2.3(c) and replacing it in each place with “Success Fee Cash Payment Amount”.

1.7 Section 2.3(j). Parent and Merger Sub Closing Actions and Deliverables. Section 2.3(j)(i) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(i) a certificate of Parent and its transfer agent evidencing book entry positions in the name of each Seller and each Success Fee Stock Recipient for the portion of the Equity Consideration set forth opposite the name of such Seller and Success Fee Stock Recipient on Exhibit B attached hereto;”

1.8 Section 2.4. Company, Representative and Seller Closing Actions and Deliverables. Section 2.4(e) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(e) accredited investor questionnaires executed by each Seller and each Success Fee Stock Recipient, in customary form to determine the extent to which each Seller and each Success Fee Stock Recipient is an accredited investor within the meaning of Regulation D promulgated under the Securities Act;”

1.9 Section 6.20. Closing Deliverables. Section 6.20(c) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(c) the Registration Rights Agreement duly executed by the Sellers and the Success Fee Stock Recipients;”

1.10 Section 7.1. Indemnity Obligations of the Sellers. The period at the end of Section 7.1(a)(vii) of the Merger Agreement is hereby deleted and replaced with “; and” and Section 7.1(a)(viii) of the Merger Agreement is hereby added as follows:

“(viii) any item set forth on Schedule 7.1(a)(viii).”

1.11 Section 7.7(a)(iv). Certain Limitations. Section 7.7(a)(iv) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“the maximum amount which may be recovered by the Parent Indemnitees pursuant to Section 7.1(a)(i) or Section 7.1(b)(i) for a breach of the Fundamental Representations or pursuant to Section 7.1(a)(ii), Section 7.1(a)(iv), Section 7.1(a)(v), Section 7.1(a)(vi), Section 7.1(a)(viii), Section 7.1(b)(ii), or common law fraud shall in the aggregate not exceed the Purchase Price;”

1.12 Section 10.1(a). Definition of Success Fee Arrangements. The definition of “Success Fee Arrangements” set forth in Section 10.1(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Success Fee Arrangements” means the agreements set forth on Exhibit C-2 providing for the payment of transaction bonuses to certain employees and consultants of the Company in connection with the consummation of the transactions contemplated hereby, as amended.

1.13 Section 10.1(a). Certain Definitions. Section 10.1(a) of the Merger Agreement is hereby amended by adding the following terms in the appropriate alphabetical order:

“Success Fee Cash Payment Amount” means the aggregate amount of the portion of the transaction bonus amounts payable in cash pursuant to each Success Fee Arrangement plus the Company’s portion of any employment Taxes associated with such amounts.

“Success Fee Stock Recipients” shall mean each of the twelve (12) employees or consultants of the Company designated as Success Fee Stock Recipients on Exhibit B attached hereto.

1.14 Section 10.9. Binding Effect; Assignment; Third-Party Beneficiaries. Section 10.9 of the Merger Agreement is hereby amended and restated to read in its entirety a follows:

“Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by any Party, and no Party’s obligations hereunder, or any of them, shall be delegated, without the consent of the other Parties; provided that Parent may collaterally assign this Agreement to any lender of Parent or any of its Affiliates. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Except as provided in Article VII with respect to Persons entitled to indemnification thereunder, and provided that each of the current and former, equityholders, members, managers, officers, directors and employees of the Company and its Subsidiaries are express third party beneficiaries of Section 6.4, and except for the Success Fee Stock Recipients who are intended third party beneficiaries of this Agreement, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person.”

1.15 Schedule 2.3(a). Schedule 2.3(a) to the Merger Agreement is hereby replaced in its entirety with the Schedule 2.3(a) attached to this Amendment.

1.16 Schedule 7.1. Schedule 7.1 to the Merger Agreement is hereby replaced in its entirety with the Schedule 7.1 attached to this Amendment.

1.17 Exhibit B. Exhibit B of the Merger Agreement is hereby amended and restated in its entirety with the Exhibit B attached to this Amendment.

1.18 Exhibit C-1. Exhibit C-1 of the Merger Agreement is hereby replaced in its entirety with the Exhibit C-1 attached to this Amendment.

1.19 Exhibit C-2. Exhibit C-2 of the Merger Agreement is hereby replaced in its entirety with the Exhibit C-2 attached to this Amendment.

2. Nature of Agreement; No Other Amendments.

2.1 The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Merger Agreement in accordance with Section 10.4 thereof.

2.2 Except as specifically amended by this Amendment, all other terms and provisions of the Merger Agreement shall remain in full force and effect.

2.3 Each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment.

2 Section Headings. The section headings of this Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.

3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Amendment.

4 Governing Law. This Amendment shall be governed by, and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of Law principles thereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

PARENT:

IDI, INC.

By: /s/ Derek Dubner
Name: Derek Dubner
Title: Co-Chief Executive Officer

MERGER SUB:

FLUENT ACQUISITION I, INC.

By: /s/ Derek Dubner
Name: Derek Dubner
Title: President

MERGER CO:

FLUENT ACQUISITION II, LLC

By: IDI, Inc., its manager
By: /s/ Derek Dubner
Name: Derek Dubner
Title: Co-Chief Executive Officer

COMPANY:

FLUENT, INC.

By: /s/ Ryan Schulke
Name: Ryan Schulke
Title: CEO

[Signature Page to Amendment to Agreement and Plan of Merger]

REPRESENTATIVE:

/s/ Ryan Schulke
RYAN SCHULKE

SELLERS:

/s/ Ryan Schulke
RYAN SCHULKE

/s/ Matt Conlin
MATT CONLIN

/s/ Sean Cullen
SEAN CULLEN

/s/ Matthew Koncz
MATTHEW KONCZ

[Signature Page to Amendment to Agreement and Plan of Merger]